UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ICU MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ICU MEDICAL, INC.
951 Calle Amanecer
San Clemente, California 92673-6213

Supplement to the Proxy Statement
for the 2019 Annual Meeting of Stockholders
to be held May 15, 2019

This supplement, dated May 6, 2019 (the “Supplement”), supplements the Definitive Proxy Statement of ICU Medical, Inc., a
Delaware corporation (the “Company”), dated April 5, 2019 (the “Proxy Statement”), and is furnished to the Company’s stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”)
for the Company’s 2019 Annual Meeting of Stockholders to be held on Wednesday, May 15, 2019 (the “Annual Meeting”), or any adjournment or postponement thereof.

This Supplement updates the disclosure in the Proxy Statement regarding director meeting attendance under the heading
“Board Meetings and Committees and Attendance at Meetings” on page 32 to clarify that, during 2018, all directors standing for election at the Annual Meeting attended more than 75% of the total of all meetings of the Board and any committees on which they serve. Mr. Giordano retired from the Board on March 4, 2019 and elected not to stand for reelection as a member of the Board at the Annual Meeting.

Your vote is important to us and we appreciate your continued support of our company.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE
READ IN CONJUNCTION WITH THE PROXY STATEMENT.